Exhibit 10.1

INSTRUMENT OF JOINDER (ADDITIONAL CREDITOR

REPRESENTATIVE)

THIS INSTRUMENT OF JOINDER (“Joinder”) is executed as of May 3, 2010 by The Bank of New York Mellon Trust Company, N.A., a national banking association (“Joining Party”) (as successor in interest to J.P. Morgan Trust Company, National Association, Bank One Trust Company, N.A., and The First National Bank of Chicago), in its capacity as trustee (the “Trustee”) under the Indenture, dated as of April 1, 1999 (the “Base Indenture”) by and between the Company and The First National Bank of Chicago, as supplemented by that certain Fourteenth Supplemental Indenture dated as of May 3, 2010 (the “Supplemental Indenture”, and together with the Base Indenture, the “Indenture”), among the Company, the Guarantors and the Trustee, and delivered to BANK OF AMERICA, N.A., as Collateral Agent (“Collateral Agent”), pursuant to the Collateral Agent and Intercreditor Agreement dated as of May 5, 2006 among the Collateral Agent, Standard Pacific Corp., a Delaware corporation (the “Company”), those Pledgor Subsidiaries of the Company which are a party thereto and the Creditor Representatives which are a party thereto (as amended, the “Agreement”). Terms used but not defined in this Joinder shall have the meanings defined for those terms in the Agreement.

RECITALS

A.	In connection with the Agreement, the Company and the Pledgor Subsidiaries granted liens in the stock (or other equity interests) of certain Subsidiaries of the Company to the Collateral Agent for the mutual benefit of the Creditors in order to secure the respective obligations of the Company and the Pledgor Subsidiaries under the Credit Documents.

B.

Joining Party is the Creditor Representative of the Company’s 8 3/8% senior notes due 2018 in an aggregate principal amount of $300,000,000 designated as Additional Covered Obligations under Section 4 of the Agreement and as such is required pursuant to Section 4 to enter into a joinder to the Agreement.

NOW, THEREFORE, Joining Party agrees as follows:

AGREEMENT

1.	Joining Party acknowledges that it has become a Creditor Representative under and pursuant to Section 4 of the Agreement. Joining Party agrees that, upon its execution hereof, Joining Party will be bound by all terms conditions, and duties applicable to a Creditor Representative under the Agreement.

2.	The effective date of this Joinder is May 3, 2010.

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“Joining Party”

The Bank of New York Mellon Trust Company, N.A., a national banking association, as Trustee

By:	/s/ Sharon McGrath
Title:	Vice President
Address:
2 North LaSalle, Suite 1020 Chicago, IL 60602 Fax: 312-827-8542 Attn: Global Corporate Trust Telephone: (402) 496-1960 Facsimile: (402) 496-2014

ACKNOWLEDGED: BANK OF AMERICA, N.A. as Collateral Agent

By:	/s/ Ann E. Superfisky
Title:	Vice President